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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Dollar Tree Stores, Inc. of our report dated August 8, 1998 relating to the financial statements of Step Ahead Investments, Inc., which appears in such Prospectus/Proxy Statement. We also consent to the application of such report to the Financial Statement Schedule for each of the three fiscal years in the period ended January 25, 1998 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included the schedule. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of Step Ahead" in such Prospectus/Proxy Statement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Historical Financial Data of Step Ahead."

PRICEWATERHOUSECOOPERS LLP

Sacramento, California
August 10, 1998